Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY COMMENCES VOLUNTARY CHAPTER 11 BUSINESS REORGANIZATION

Houston, Texas, March 9, 2015 –Dune Energy, Inc. (OTCBB:DUNR) (the “Company”) announced today that it has filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas. The Company announced that it will request approval of $10 million in debtor-in-possession financing from its pre-bankruptcy lenders. The Company will continue to operate its oil and gas production facilities as a debtor-in-possession.

Parkman Whaling LLC has been retained to run the sales process pursuant to a sales procedure order. The Company has filed a motion for sale under Section 363 of the bankruptcy code and anticipates that the restructuring process will be completed in less than 130 days.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission, on March 4, 2015, the Company terminated the Agreement and Plan of Merger dated September 17, 2014 (the “Merger Agreement) with Eos Petro, Inc. (“Eos”) and Eos Merger Sub, Inc. because Eos failed to complete the tender offer and pay for the shares of the Company’s common stock validly tendered after the expiration date of the offer. As a result, the Company believes that Eos is in breach of the Merger Agreement and has demanded the $5.5 million termination fee pursuant to the terms of the Merger Agreement.

About Dune Energy, Inc.

Dune Energy, Inc. is an independent energy company based in Houston, Texas. Dune is engaged in the exploration, development, acquisition and exploitation of crude oil and natural gas properties, with interests along the Louisiana and Texas Gulf Coast. Additional information on Dune is available at Dune’s website at www.duneenergy.com.

FORWARD LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, liquidity, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the

Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our oil and gas properties within our plan, the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain service providers, to retain key executives and employees, the ability of the Company’s non-US subsidiaries to continue to operate their businesses in the normal course and without court supervision, the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune Energy Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

SOURCE Dune Energy, Inc.

March 9, 2015